Exhibit (h)(4)(xix)

AMENDMENT NO. 10

AMENDED AND RESTATED PARTICIPATION AGREEMENT

AMENDMENT NO. 10, dated as of January 15, 2009 (“Amendment No. 10”), to the Amended and Restated Participation Agreement, dated as of July 15, 2002, as amended (“Agreement”), by and among EQ Advisors Trust (“Trust”), AXA Equitable Life Insurance Company, AXA Distributors, LLC and AXA Advisors, LLC (collectively, the “Parties”).

The Parties hereby agree to modify and amend the Agreement as follows:

1.	New Portfolios. The AXA Balanced Strategy Portfolio, AXA Conservative Growth Strategy Portfolio, AXA Defensive Strategy Portfolio and AXA Moderate Growth Strategy Portfolio shall be included as new Portfolios in the Agreement from and after the date hereof for all purposes on the terms and conditions contained in the Agreement.

2.	Name Changes: The names of the EQ/AllianceBernstein Large Cap Growth Portfolio, EQ/Legg Mason Value Equity Portfolio, EQ/FI Mid Cap Portfolio, EQ/AllianceBernstein Quality Bond Portfolio, EQ/AllianceBernstein Value Portfolio, EQ/AllianceBernstein Intermediate Government Securities Portfolio and EQ/JPMorgan Core Bond Portfolio are changed to EQ/Large Cap Growth Index Portfolio, EQ/Large Cap Value Index Portfolio, EQ/Mid Cap Index Portfolio, EQ/Quality Bond PLUS Portfolio, EQ/Large Cap Value PLUS Portfolio, EQ/Intermediate Government Bond Index Portfolio and EQ/Core Bond Index Portfolio, respectively.

3.	Schedule B. Schedule B to the Agreement, setting forth the Portfolios of the Trust participating on behalf of which the Trust is entering into the Agreement is hereby replaced in its entirety by Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 10 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Name: Brian Walsh Title: Chief Financial Officer and Treasurer		Name: Steven M. Joenk Title: Senior Vice President

AXA DISTRIBUTORS, LLC		AXA DISTRIBUTORS, LLC

By:	/s/ James Shepherdson	By:	/s/ Andrew McMahon
	Name: James Shepherdson Title: Chief Executive Officer		Name: Andrew McMahon Title: Chairman

SCHEDULE B

AMENDMENT NO. 10

AMENDED AND RESTATED PARTICIPATION AGREEMENT

All Asset Allocation Portfolio

AXA Balanced Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Defensive Strategy Portfolio

AXA Moderate Growth Strategy Portfolio

Crossings Conservative Allocation Portfolio

Crossings Moderate Allocation Portfolio

Crossings Moderate-Plus Allocation Portfolio

Crossings Conservative-Plus Allocation Portfolio

Crossings Aggressive Allocation Portfolio

EQ/AllianceBernstein Common Stock Portfolio

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/Ariel Appreciation II Portfolio

EQ/AXA Rosenberg Value Long/Short Equity Portfolio

EQ/BlackRock Basic Value Equity Portfolio
(formerly, EQ/Mercury Basic Value Equity)

EQ/BlackRock International Value Portfolio
(formerly, EQ/Mercury International Value)

EQ/Bond Index Portfolio

EQ/Boston Advisors Equity Income Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Growth Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Caywood-Scholl High Yield Bond Portfolio

EQ/Core Bond Index Portfolio
(formerly, EQ/JPMorgan Core Bond Portfolio)

EQ/Davis New York Venture Portfolio

EQ/Equity 500 Index Portfolio

EQ/Evergreen International Bond Portfolio

EQ/Evergreen Omega Portfolio

EQ/Franklin Income Portfolio

EQ/Franklin Small Cap Value Portfolio

EQ/Franklin Templeton Founding Strategy Portfolio

EQ/GAMCO Mergers and Acquisitions Portfolio

EQ/GAMCO Small Company Value Portfolio

EQ/Government Securities

EQ/Intermediate Government Bond Index Portfolio
(formerly, EQ/AllianceBernstein Intermediate Government Securities Portfolio)

EQ/International Core PLUS Portfolio
(formerly, MarketPLUS International Core Portfolio)

EQ/International ETF Portfolio

EQ/International Growth Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core PLUS Portfolio
(formerly, MarketPLUS Large Cap Core Portfolio)

EQ/Large Cap Growth Index Portfolio
(formerly, EQ/AllianceBernstein Large Cap Growth Portfolio)

EQ/Large Cap Growth PLUS Portfolio
(formerly, MarketPLUS Large Cap Growth Portfolio)

EQ/Large Cap Value Index Portfolio
(formerly, EQ/Legg Mason Value Equity Portfolio)

EQ/Large Cap Value PLUS Portfolio
(formerly, EQ/AllianceBernstein Value Portfolio)

EQ/Long Term Bond Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Marsico Focus Portfolio

EQ/Mid Cap Index Portfolio
(formerly, EQ/FI Mid Cap Portfolio)

EQ/Mid Cap Value PLUS Portfolio
(formerly, MarketPLUS Mid Cap Value Portfolio)

EQ/Money Market Portfolio

EQ/Montag & Caldwell Growth Portfolio

EQ/Mutual Shares Portfolio

EQ/Oppenheimer Global Portfolio

EQ/Oppenheimer Main Street Opportunity Portfolio

EQ/Oppenheimer Main Street Small Cap Portfolio

EQ/Quality Bond PLUS Portfolio
(formerly, EQ/AllianceBernstein Quality Bond Portfolio)

EQ/PIMCO Real Return Portfolio

EQ/Short Duration Bond Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio
(formerly, EQ/TCW Equity Portfolio)

EQ/Templeton Growth Portfolio

EQ/UBS Growth and Income Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Emerging Markets Equity Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Van Kampen Real Estate Portfolio